UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ___________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): February 26, 2004

                              USED KAR PARTS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                                          04-3721895
---------------------------------                     ---------------------
 (State or other jurisdiction of                        (I.R.S. employer
  incorporation or organization)                       identification no.)


 3 West 57th Street, 8th Floor, New York, NY                  10019
----------------------------------------------             ------------
  (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code:  (646) 442-4985


                 6371 Locosta Drive, #101, Boca Raton, FL 33433
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

Stock Purchase Agreement

         On February 24, 2004, Jeannine Karklins, President, Treasurer, Secretary and principal shareholder of Used Kar Parts, Inc. (the "registrant") entered into a Capital Stock Purchase Agreement (the "Stock Purchase Agreement") with Panetta Partners, Ltd., a Colorado limited partnership ("Panetta"). All conditions to the closing were fulfilled and funds released to Ms. Karklins on February 26, 2004.

         Under the Stock Purchase Agreement:

         o Panetta purchased an aggregate of 2,000,000 restricted shares of the registrant's common stock from Ms. Karklins for $386,400

         o Ms. Karklins resigned as an officer and director of the Company.

         The 2,000,000 shares represent approximately 97% of the outstanding shares of the registrants common stock. Of the $386,400, $295,000 was borrowed from Rivington Tecnologies Ltd., a private venture fund based in the United Kingdom, and the balance came from the working capital of Panetta and its limited partners. The loan from Rivington to Panetta is due February 28, 2005, bears annual interest at 2% and is secured by a pledge of 1,520,000 of the 2,000,000 shares of the registrant's common stock acquired by Panetta.

Change in Management

         Panetta, acting in its capacity as principal stockholder of the registrant, appointed Christoph Bruening to serve as sole director, filling the vacancy created by the resignation of Ms. Karklins. Mr. Bruening also became President, Secretary and Treasurer.

         Mr. Bruening serves as a Director of Callisto Pharmaceuticals, Inc., a biopharmaceutical company primarily focused on the development of drugs to treat multiple myeloma, other cancers and osteolytic bone disease. He organized Value Relations GmbH, a full service investor relations firm operating in Frankfurt, Germany in 1999 and currently serves as its Managing Partner. From 1998 to 1999, Mr. Bruening served as a funds manager and Director of Asset Management for Value management & Research AG, a private investment fund and funds manager in Germany. From 1997 to 1998, Mr. Bruening was a financial analyst and Head of Research for Value Research GmbH. Mr. Bruening is a member of the advisory board of Clarity AG and served as a member of the board of Matchnet plc. Mr. Bruening holds a Bachelor of Science degree in Chemistry from Technischen Universitat Darmstadt.

The Registrant

         The registrant, Used Kar Parts, Inc., was organized on April 26, 2002 and planned to develop an on-line marketplace for used car parts. As reported in the registrant's Form 10-QSB report for the period ended October 31, 2003, the registrant had $1,582 of total assets and an accumulated stockholders deficit of ($3,818). It has not reported any revenue from its operations. Mr. Bruening will evaluate the registrant's current business plan, determine if it is viable and will evaluate potential acquisitions for the registrant.

         Copies of the registrant's filings with the Securities and Exchange Commission are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 or on the Commission's website at www.sec.gov. The registrant's shares are quoted on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board ("OTCBB") under the symbol UKAR. Neither the registrant, its Directors, Officers, affiliates or beneficial owner of more than 5% of its common stock is a party to, nor is its property subject to, any pending legal proceeding.

Panetta Partners Ltd.

         Panetta is a privately held investment partnership whose general partner is Gabrielle Cerrone. Mr. Cerrone is a director and serves as acting chairman of the board of Callisto Pharmaceuticals, Inc.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      The following exhibits are filed as part of this report.

                  Exhibit 10.1 Capital Stock Purchase Agreement between Panetta Partners Ltd. and Jeannine Karklins dated February 24, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 USED KAR PARTS, INC.


                                                 By: /s/ Christoph Bruening
                                                    ----------------------------
                                                     Christoph Bruening
                                                     President


Date: March 11, 2004